UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2011

STANDARD CAPITAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	000-30402	91-1949078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

557 M. Almeda Street, Metro Manila, Philippines
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  011-632-724-5517

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⁭      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁭      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

⁭      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On March 15, 2011, Standard Capital Corporation (the “Company”) entered into a Letter of Intent (the “LOI”) with Plures Technologies, Inc., a Delaware corporation (“Plures”).  Plures is a business development company specializing in creating and acquiring high-potential innovations using a market-need, business-value, technology-feasibility screening process, and Plures has entered into an acquisition agreement to acquire a MEMS technology product manufacturing company (“MemsCo”) that pioneered the field of magnetic-based sensor manufacturing technology which is often referred to as “spintronics.”

Under certain non-binding terms of the LOI, the Company and Plures agree to act towards entering into a definitive agreement by April 4, 2011, whereby the Company will acquire all of the issued and outstanding capital stock of Plures (through a reverse acquisition transaction) in exchange for the shareholders of Plures acquiring 42,500,000 shares of common stock of the Company on a post-closing basis (the “Transaction”).  At the closing of the Transaction, Plures will become a wholly-owned subsidiary of the Company.  The closing date for the Transaction will be on or before 30 days from the date (i) Plures completes an audit of its and MemsCo’s financial statements as required under U.S. securities laws, (ii) after the Company receives and advances to Plures gross proceeds of between $1,500,000 and $1,750,000 in financing, (iii) the satisfaction of all liabilities of the Company, and (iv) Plures completes its acquisition of MemsCo.

The LOI further provides that the definitive agreement will contain customary representations and warranties, covenants, and indemnification provisions.

The LOI is attached to this report as Exhibit 10.1, and the terms and conditions are incorporated herein.  The foregoing statement is not intended to be a complete description of all terms and conditions.

Section 9 - Financial Statements and Exhibits

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit
Number	Description

10.1                      Letter of Intent dated March 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 21, 2011                                                                STANDARD CAPITAL CORPORATION

    By: /s/ Alexander B. Magallano
        Alexander B. Magallano
      Chief Executive Officer, President and Director